Exhibit 10.8

APOLLO RESIDENTIAL MORTGAGE, INC.
2011 EQUITY INCENTIVE PLAN

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS AGREEMENT is made by and between Apollo Residential Mortgage, Inc., a Maryland corporation (the “Company”), and _________ (the “Grantee”), dated as of the ___th day of ________, 20__ .

WHEREAS, the Company maintains the Apollo Residential Mortgage, Inc. 2011 Equity Incentive Plan (the “Plan”) (capitalized terms used but not defined herein shall have the respective meanings ascribed thereto by the Plan);

WHEREAS, in accordance with the Plan, the Company may from time to time issue awards of Restricted Stock Units (“RSUs”) (also generally known and referred to under the Plan as Phantom Shares) to individuals and persons who provide services to, among others, the Company and ARM Manager, LLC (the “Manager”);

WHEREAS, the Grantee, as an employee of the Manager, is an Eligible Person under the terms of the Plan; and

WHEREAS, in accordance with the Plan, the Committee has determined that it is in the best interests of the Company and its stockholders to grant RSUs to the Grantee subject to the terms and conditions set forth below.

NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

1.	Grant of RSUs.

The Company hereby grants the Grantee (______) RSUs. The RSUs are subject to the terms and conditions of this Agreement, and are also subject to the provisions of the Plan. The Plan is hereby incorporated herein by reference as though set forth herein in its entirety. To the extent such terms or conditions in this Agreement conflict with any provision of the Plan, the terms and conditions set forth in the Plan shall govern. Where the context permits, references to the Company shall include any successor to the Company. If this Agreement is not executed and returned to the Company by the Grantee by ____________, this award will be null and void ab initio and the Grantee will have no rights hereunder.

2.	Restrictions.

The RSUs awarded pursuant to this Agreement and the Plan shall be subject to the terms and conditions set forth in this Paragraph 2.

(a)
Subject to clause (b) below, the RSUs granted hereunder shall vest on the closing date of the Transaction (as defined in the Grantee’s separation letter agreement dated as of _________ __, 20__) (the “Vesting Date”), provided that (i) as of the Vesting Date, the Grantee was not terminated for Cause and did not resign from employment prior to or during the Transition Period (each as defined in the Grantee’s separation letter agreement dated as of ____________ __, 20__); (ii) the Grantee has complied with his or her obligation to execute (and not revoke) his/her separation letter agreement, dated as of _______________ __, 20__,and, to the extent then due, any applicable release attached thereto; and (iii) the Transaction has been consummated.

(b)
Any RSUs that do not become vested due to failure to satisfy a requirement of Paragraph 2(a) shall thereupon, and with no further action, be forfeited by the Grantee, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives shall thereafter have any further rights or interests in such RSUs.

(c)
Termination of Service as an employee shall not be treated as a termination of employment for purposes of this Paragraph 2 if the Grantee continues without interruption to serve thereafter as an officer or director of the Company, or in such other capacity as determined by the Committee (or if no Committee is appointed, the Board), and the termination of such successor service shall be treated as the applicable termination.

3.	Voting and Other Rights.

The Grantee shall have no rights of a stockholder (including the right to distributions or dividends), and will not be treated as an owner of Shares for tax purposes, except with respect to Shares that have been issued. Notwithstanding the foregoing, a DER is hereby granted to the Grantee, consisting of the right to receive, with respect to each outstanding and non-forfeited RSU, cash in an amount equal to the cash dividend distributions paid in the ordinary course on a Share to the Company’s common stockholders, as set forth below. All DERs (if any) payable on an outstanding and non-forfeited RSU, whether or not then vested, shall be paid not later than 30 days after any ordinary cash dividend distributions on Shares are paid to the Company’s common stockholders. Under no circumstances shall the Grantee be entitled to receive both (i) a distribution and a DER with respect to a vested RSU (or its associated Share) or (ii) a distribution and a DER with respect to an unvested RSU.

4.	Settlement.

Except as otherwise provided in the merger agreement entered into in connection with the Transaction, one Share of Common Stock of the Company shall be issued to the Grantee in settlement of each vested RSU not later than March 15th immediately following the year in which the applicable Vesting Date occurs (as set forth in Paragraph 2(a) above) (either by delivering one or more certificates for such Shares or by entering such Shares in book-entry form, as determined by the Company in its discretion). Such issuance shall constitute payment of the RSUs. References herein to issuances to the Grantee shall include issuances to any beneficial owner or other person to whom (or to which) the Shares are issued. The Company’s obligation to issue Shares or otherwise make any payment with respect to vested RSUs is subject to the condition precedent that the Grantee or other person entitled under the Plan to receive any Shares with respect to the vested RSUs deliver to the Company any representations or other documents or assurances required pursuant to Paragraph 5(l) and the Company may meet any obligation to issue Shares by having one or more of its Subsidiaries or affiliates issue the Shares. The Grantee shall have no further rights with respect to any RSUs, including with respect to any DERs granted in connection with the RSUs, that are paid or that terminate pursuant to Paragraph 2(b). For the avoidance of doubt, to the extent the terms of this Paragraph 4 conflict with any terms of the Plan relating to the settlement of RSUs or DERs, the terms of this Paragraph 4 shall govern.

5.	Miscellaneous.

(a)
The value of an RSU may decrease depending upon the Fair Market Value of a Share from time to time. Neither the Company, the Committee, the Manager, nor any other party associated with the Plan, shall be held liable for any decrease in the value of the RSUs. If the value of such RSUs decrease, there will be a decrease in the underlying value of what is distributed to the Grantee under the Plan and this Agreement.

(b)
Participation in the Plan confers no rights or interests other than as herein provided. With respect to this Agreement, (i) the RSUs are bookkeeping entries, (ii) the obligations of the Company under the Plan are unsecured and constitute a commitment by the Company to make benefit payments in the future, (iii) to the extent that any person acquires a right to receive payments from the Company under the Plan, such right shall be no greater than the right of any general unsecured creditor of the Company, (iv) all payments under the Plan (including distributions of Shares) shall be paid from the general funds of the Company in the manner specified in Paragraph 5(f) and (v) no special or separate fund shall be established or other segregation of assets made to assure such payments (except that the Company may in its discretion establish a bookkeeping reserve to meet its obligations under the Plan). The RSUs shall be used solely as a device for the determination of the payment to eventually be made to the Grantee if the RSUs vest pursuant to Paragraph 2. The award of RSUs is intended to be an arrangement that is unfunded for tax purposes and for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended.

(c)
Governing Law; Venue; Waiver of Jury Trial. This Agreement shall be governed by, interpreted under and construed and enforced in accordance with the laws of the State of Delaware (without regard to any conflicts of laws principles thereof that would give effect to the laws of another jurisdiction), and any dispute, controversy, suit, action or proceeding (“Proceeding”) arising out of or relating to this Award or any other Award, other than injunctive relief, will, notwithstanding anything to the contrary contained in the Plan, be settled exclusively by arbitration, conducted before a single arbitrator in New York County, New York (applying Delaware law) in accordance with, and pursuant to, the Employment Arbitration Rules and Procedures of JAMS (“JAMS”). The decision of the arbitrator will be final and binding upon the parties hereto. Any arbitral award may be entered as a judgment or order in any court of competent jurisdiction. Either party may commence litigation in court to obtain injunctive relief in aid of arbitration, to compel arbitration, or to confirm or vacate an award, to the extent authorized by the U.S. Federal Arbitration Act or the New York Arbitration Act. The Company and the Grantee will share the JAMS administrative fees, the arbitrator’s fee and expenses. Each party shall be responsible for such party’s attorneys’ fees. IF THIS AGREEMENT TO ARBITRATE IS HELD INVALID OR UNENFORCEABLE THEN, TO THE EXTENT NOT PROHIBITED BY APPLICABLE LAW THAT CANNOT BE WAIVED, THE GRANTEE AND THE COMPANY WAIVE AND COVENANT THAT THE GRANTEE AND THE COMPANY WILL NOT ASSERT (WHETHER AS PLAINTIFF, DEFENDANT OR OTHERWISE) ANY RIGHT TO TRIAL BY JURY IN ANY ACTION ARISING IN WHOLE OR IN PART UNDER OR IN CONNECTION WITH AN AWARD UNDER THE PLAN OR ANY MATTERS CONTEMPLATED THEREBY, WHETHER NOW OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AND AGREE THAT ANY OF THE COMPANY OR ANY OF ITS AFFILIATES OR THE GRANTEE MAY FILE A COPY OF THIS PARAGRAPH WITH ANY COURT AS WRITTEN EVIDENCE OF THE KNOWING, VOLUNTARY AND BARGAINED-FOR AGREEMENT AMONG THE COMPANY AND ITS AFFILIATES, ON THE ONE HAND, AND THE GRANTEE, ON THE OTHER HAND, IRREVOCABLY TO WAIVE THE RIGHT TO TRIAL BY JURY IN ANY PROCEEDING WHATSOEVER BETWEEN SUCH PARTIES ARISING OUT OF OR RELATING TO AN AWARD UNDER THE PLAN AND THAT ANY PROCEEDING PROPERLY HEARD BY A COURT UNDER AN AWARD AGREEMENT UNDER THE PLAN WILL INSTEAD BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE SITTING WITHOUT A JURY.

(d)
The Committee may construe and interpret this Agreement and establish, amend and revoke such rules, regulations and procedures for the administration of this Agreement as it deems appropriate. In this connection, the Committee may correct any defect or supply any omission, or reconcile any inconsistency in this Agreement or in any related agreements, in the manner and to the extent it shall deem necessary or expedient to make the Plan fully effective. All decisions and determinations by the Committee in the exercise of this power shall be final and binding upon the Company and the Grantee.

(e)
All notices hereunder shall be in writing, and if to the Company or the Committee, shall be delivered to the Board or mailed to its principal office, addressed to the attention of the Board; and if to the Grantee, shall be delivered personally, sent by facsimile transmission or mailed to the Grantee at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Paragraph 5(e).

(f)
The grant made hereby is made to an affiliate of the Manager in consideration of services rendered thereby, and is in turn made by such affiliate of the Manager in consideration of the services rendered by the Grantee (as further set forth in that certain letter agreement between the Company and the Manager dated July 27, 2011). For purposes of the provisions in Paragraphs 2(a) through 2(c) above relating to employment with the Company (and the termination thereof), and also for purposes of any references in the Plan to an employment agreement, “Company,” as the context so requires, shall include Manager and its affiliates to the extent that the Grantee is a provider of services to such entities.

(g)
The failure of the Grantee or the Company to insist upon strict compliance with any provision of this Agreement or the Plan, or to assert any right the Grantee or the Company, respectively, may have under this Agreement or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement or the Plan.

(h)	The Company or the Manager shall be entitled to withhold from any payments or deemed payments any amount of tax withholding it determines to be required by law.

(i)
Notwithstanding anything to the contrary contained in this Agreement, to the extent that the Board determines that the Plan or the RSU is subject to Section 409A of the Code and fails to comply with the requirements of Section 409A of the Code, the Board reserves the right (without any obligation to do so or to indemnify the Grantee for failure to do so), without the consent of the Grantee, to amend or terminate the Plan and this Agreement and/or amend, restructure, terminate or replace the RSU in order to cause the RSU to either not be subject to Section 409A of the Code or to comply with the applicable provisions of such section.

(j)	The terms of this Agreement shall be binding upon the Grantee and upon the Grantee’s heirs, executors,

administrators, personal representatives, transferees, assignees and successors in interest and upon the Company and its successors and assignees, subject to the terms of the Plan.

(k)
Unless otherwise permitted in the sole discretion of the Committee, (i) neither this Agreement nor any rights granted herein shall be assignable by the Grantee, and (ii) no purported sale, assignment, mortgage, hypothecation, transfer, pledge, encumbrance, gift, transfer in trust (voting or other) or other disposition of, or creation of a security interest in or lien on, any RSUs or Shares by any holder thereof in violation of the provisions of this Agreement or the Plan will be valid, and the Company will not transfer any of said RSUs or Shares on its books nor will any Shares be entitled to vote, nor will any distributions be paid thereon, unless and until there has been full compliance with said provisions to the satisfaction of the Company. The foregoing restrictions are in addition to and not in lieu of any other remedies, legal or equitable, available to enforce said provisions.

(l)
The Grantee hereby agrees to perform all acts, and to execute and deliver any documents, that may be reasonably necessary to carry out the provisions of this Agreement, including but not limited to all acts and documents related to compliance with securities, tax and other applicable laws and regulations. If the Grantee is married, the Grantee shall return the Exhibit A, executed by the Grantee’s spouse, along with this Agreement.

(m)	The Grantee hereby represents and agrees that the Participant is not acquiring the RSUs or the Shares with a view to distribution thereof.

(n)
Nothing in this Agreement shall confer on the Grantee any right to continue in the employ or other service of the Company, its Subsidiaries or any other Participating Companies or interfere in any way with the right of any such entity and its stockholders to terminate the Grantee’s employment or other service at any time. Employment or service for only a portion of the vesting period, even if a substantial portion, will not entitle the Grantee to any proportionate vesting or avoid or mitigate a termination of rights and benefits upon or following a forfeiture of RSUs as provided in this Agreement or under the Plan.

(o)	This Agreement and the Plan contain the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, written or oral, with respect thereto.

(p)
This Agreement may be executed in any number of counterparts, including via facsimile, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.

(q)	Except as otherwise provided in the Plan or clause (i) above, no amendment or modification hereof shall be valid unless it shall be in writing and signed by all parties hereto.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Agreement as of the day and year first above written.

APOLLO RESIDENTIAL MORTGAGE, INC.

By:
Name:
Title:

The undersigned hereby accepts and agrees to all of the terms and provisions of this Agreement, including its Exhibit.

Grantee